As filed with the Securities and Exchange Commission on June 18, 2010
Registration No. 333-163547

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ILLINOIS TOOL WORKS INC.
(Exact name of Registrant as specified in its charter)

Delaware	3560	36-1258310
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)
3600 West Lake Avenue
Glenview, IL 60026-1215
(847) 724-7500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
James H. Wooten, Jr.
Senior Vice President, General Counsel & Secretary
Illinois Tool Works Inc.
3600 West Lake Avenue
Glenview, IL 60026-1215
(847) 724-7500
(Name, Address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Kimberly K. Rubel
Drinker Biddle & Reath LLP
191 North Wacker Drive, Suite 3700
Chicago, IL 60606-1698
(312) 569-1000
Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☑	Accelerated filer: ☐	Non-accelerated filer: ☐	Smaller reporting company: ☐
(Do not check if a smaller reporting company)
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 18, 2010
PROSPECTUS
ILLINOIS TOOL WORKS INC.
5,000,000 Shares of Common Stock
     This prospectus relates to 5,000,000 shares of common stock that Illinois Tool Works Inc. (“ITW”, the “Company”, “we” or “us”) may offer and issue from time to time in connection with future acquisitions of other businesses, assets or securities by us or our subsidiaries.
     We will determine the amount and type of consideration to be offered and the other specific terms of each acquisition following negotiation by us or our subsidiaries with the owners or controlling persons of the businesses, assets or securities to be acquired. The consideration for any such acquisition may consist of shares of our common stock or a combination of common stock, cash, debt or other securities (which may be convertible into shares of common stock covered by this prospectus) or assumption of liabilities. The amount and type of consideration we may offer and the specific terms of each acquisition will be determined by negotiations with the owners or controlling persons of the businesses to be acquired. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries. We expect that the shares of common stock issued in connection with these transactions will be valued at a price reasonably related to the market value of our common stock either at the time an agreement is reached regarding the terms of the acquisition, at the time we issue the shares, or during some other negotiated period.
     We will pay all expenses of this offering. We will not pay underwriting discounts or commissions in connection with issuing these shares, although we may pay finder’s or investment banking fees in specific acquisitions. Any person receiving a finder’s or investment banking fee may be deemed an underwriter within the meaning of the Securities Act of 1933 (the “Securities Act”).
     Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “ITW”. On June 17, 2010, the reported last sale price for the common stock on the NYSE was $46.01 per share.
     Investing in our common stock involves risk. In considering whether to acquire our stock, you should carefully consider all of the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the discussion under “Risk Factors” beginning on page 5.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June        , 2010.

FORWARD-LOOKING STATEMENTS
     This prospectus contains or incorporates by reference certain statements and information that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may be identified by the use of words such as “believe,” “expect,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “guidance,” and other similar words, including, without limitation, statements regarding the availability of raw materials and energy, the expiration of any one of our patents, the cost of compliance with environmental regulations, the anticipated improvement of worldwide end markets in 2010, the adequacy of internally generated funds and credit facilities, the meeting of dividend payout objectives, the ability to fund debt service obligations, payments under guarantees, our portion of future benefit payments related to pension and postretirement benefits, expected contributions to defined benefit plans, the availability of additional financing, the outcome of outstanding legal proceedings, the impact of adopting new accounting pronouncements and the estimated timing and amount related to the resolution of tax matters. These statements are subject to certain risks, uncertainties, and other factors, which could cause actual results to differ materially from those anticipated. Important risks that may influence future results include (1) a further downturn in the markets we serve, (2) changes or deterioration in international and domestic business and economic conditions, particularly in North America, Europe, Asia or Australia, (3) exposure of our defined benefit plan assets to market risks, (4) the unfavorable impact of foreign currency fluctuations and costs of raw materials, (5) decreases in credit availability, (6) an interruption in, or reduction in, introducing new products into our product lines, (7) an unfavorable environment for making acquisitions, domestic and international, including adverse accounting or regulatory requirements and market values of candidates, as well as the risk that acquisitions could adversely affect our profitability and return on invested capital, and (8) unfavorable tax law changes and tax authority rulings. The risks covered here are not all inclusive and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.
     Forward-looking statements are inherently subject to risks and uncertainties, some of which we cannot predict or quantify. For a discussion of significant risks applicable to us, see “Risk Factors” below. Should one or more of these risks or uncertainties materialize, or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.
INCORPORATION OF DOCUMENTS BY REFERENCE
     We are incorporating information contained in the reports we file with the Securities and Exchange Commission (the “SEC”) by reference, which means that we are disclosing important information to you in this document by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of such filings that are furnished rather than filed under applicable SEC rules), including any filings (i) after the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement, and (ii) after the date of this prospectus, until we have sold all of the shares to which this prospectus relates or the offering is otherwise terminated:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010;

•	Current Reports on Form 8-K filed February 18, 2010, March 3, 2010 and May 12, 2010; and

•	The portions of the Proxy Statement for our 2010 Annual Meeting filed March 24, 2010 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our common stock is listed on the NYSE under the symbol “ITW.” The reports, proxy statements and other information that we file with the SEC are also available at the offices of the NYSE, 20 Broad Street, New York, New York 10005. You may also access these filings free of charge through our Internet website, www.itw.com. Other than the documents referred to above under “Incorporation of Documents by Reference,” information on our Internet website is not part of this prospectus, and you should not consider it to be a part of this prospectus.
     This prospectus contains summaries of the material terms of certain documents and refers you to certain documents that we have filed with the SEC. Copies of these documents, except for certain exhibits and schedules, will be made available to you without charge upon written or oral request to:
James H. Wooten, Jr., Secretary
Illinois Tool Works Inc.
3600 West Lake Avenue
Glenview, IL 60026
(847) 724-7500
ABOUT THIS PROSPECTUS
     This prospectus is a part of a “shelf” registration statement on Form S-4 that we filed with the SEC. Under the shelf registration process, we may from time to time, offer and issue up to 5,000,000 shares of common stock in connection with future acquisitions of other businesses, assets or securities. This prospectus provides a general description of the common stock that we may offer and issue. We may add, update or change the information contained in this prospectus by means of one or more prospectus supplements. Before investing in the common stock you should carefully review both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”
     This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide, without charge, a copy of any or all of the documents incorporated by reference in this prospectus. Direct your request for copies to James H. Wooten, Jr., Senior Vice President, General Counsel & Secretary, Illinois Tool Works Inc., 3600 West Lake Avenue, Glenview, IL 60026-1215 (telephone (847) 724-7500). To obtain timely delivery, you must request the information no later than five business days before the date that you must make your investment decision.
     You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any person to provide information or make any representation about this offering that is not in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is prohibited. Information in this prospectus is correct only as of its date, regardless of when any later offer or sale occurs.
ILLINOIS TOOL WORKS INC.
     We are a multinational manufacturer of a diversified range of industrial products and equipment with approximately 800 operations in 57 countries. These 800 businesses are internally reported as 60 operating segments to senior management. Our 60 operating segments have been aggregated into the following eight external reportable segments:
     Transportation: Businesses in this segment produce components, fasteners, fluids and polymers, as well as truck remanufacturing and related parts and service. In the Transportation segment, products and services include:
•	metal and plastic components, fasteners and assemblies for automobiles and light trucks;

•	fluids and polymers for auto aftermarket maintenance and appearance;

•	fillers and putties for auto body repair;

•	polyester coatings and patch and repair products for the marine industry; and

•	truck remanufacturing and related parts and service.
     Industrial Packaging: Businesses in this segment produce steel, plastic and paper products and equipment used for bundling, shipping and protecting goods in transit. In the Industrial Packaging segment, products include:
•	steel and plastic strapping and related tools and equipment;

•	plastic stretch film and related equipment;

•	paper and plastic products that protect goods in transit; and

•	metal jacketing and other insulation products.
     Food Equipment: Businesses in this segment produce commercial food equipment and related service. In the Food Equipment segment, products and services include:
•	warewashing equipment;

•	cooking equipment, including ovens, ranges and broilers;

•	refrigeration equipment, including refrigerators, freezers and prep tables;

•	food processing equipment, including slicers, mixers and scales;

•	kitchen exhaust, ventilation and pollution control systems; and

•	food equipment service, maintenance and repair.
     Power Systems & Electronics: Businesses in this segment produce equipment and consumables associated with specialty power conversion, metallurgy and electronics. In the Power Systems & Electronics segment, products include:
•	arc welding equipment;

•	metal arc welding consumables and related accessories;

•	metal solder materials for PC board fabrication;

•	equipment and services for microelectronics assembly;

•	electronic components and component packaging; and

•	airport ground support equipment.
     Construction Products: Businesses in this segment produce tools, fasteners and other products for construction applications. In the Construction Products segment, products include:

•	fasteners and related fastening tools for wood and metal applications;

•	anchors, fasteners and related tools for concrete applications;

•	metal plate truss components and related equipment and software; and

•	packaged hardware, fasteners, anchors and other products for retail.

     Polymers & Fluids: Businesses in this segment produce adhesives, sealants, lubrication and cutting fluids, and hygiene products. In the Polymers & Fluids segment, products include:
•	adhesives for industrial, construction and consumer purposes;

•	chemical fluids that clean or add lubrication to machines;

•	epoxy and resin-based coating products for industrial applications;

•	hand wipes and cleaners for industrial applications; and

•	pressure-sensitive adhesives and components for telecommunications, electronics, medical and transportation applications.

     Decorative Surfaces: Businesses in this segment produce decorative surfacing materials for furniture, office and retail space, countertops, flooring and other applications. In the Decorative Surfaces segment, products include:

•	decorative high-pressure laminate for furniture, office and retail space, and countertops;

•	high-pressure laminate flooring; and

•	high-pressure laminate worktops.
     All Other: This segment includes all other operating segments. In the All Other segment, products include:
•	equipment and related software for testing and measuring of materials and structures;

•	plastic reclosable packaging for consumer food storage;

•	plastic reclosable bags for storage of clothes and home goods;

•	plastic consumables that multi-pack cans and bottles and related equipment;

•	plastic fasteners and components for appliances, furniture and industrial uses;

•	metal fasteners and components for appliances and industrial applications;

•	swabs, wipes and mats for clean room usage;

•	foil, film and related equipment used to decorate consumer products;

•	product coding and marking equipment and related consumables;

•	paint spray and adhesive dispensing equipment;

•	static and contamination control equipment; and

•	line integration, conveyor systems and line automation for the food and beverage industries.

80/20 Business Process
     A key element of our business strategy is our continuous 80/20 business process for both existing businesses and new acquisitions. The basic concept of this 80/20 business process is to focus on what is most important (the 20% of the items which account for 80% of the value) and to spend less time and resources on the less important (the 80% of the items which account for 20% of the value). Our operations use this 80/20 business process to simplify and focus on the key parts of their business, and as a result, reduce complexity that often disguises what is truly important. Our 800 operations utilize the 80/20 process in various aspects of their business. Common applications of the 80/20 business process include:
•	Simplifying product lines by reducing the number of products offered by combining the features of similar products, outsourcing products or, as a last resort, eliminating low-value products.

•	Segmenting the customer base by focusing on the 80/20 customers separately and finding alternative ways to serve the 20/80 customers.

•	Simplifying the supplier base by partnering with 80/20 suppliers and reducing the number of 20/80 suppliers.

•	Designing business processes, systems and measurements around the 80/20 activities.
     The result of the application of this 80/20 business process is that we have over time improved our long-term operating and financial performance. These 80/20 efforts can result in restructuring projects that reduce costs and improve margins. Corporate management works closely with those businesses that have operating results below expectations to help those businesses better apply this 80/20 business process and improve their results.

     We were founded in 1912 and incorporated in 1915. Our principal offices are located at 3600 West Lake Avenue, Glenview, Illinois 60026. Our telephone number is (847) 724-7500. We maintain a website at www.itw.com. We are not including the information contained on our website as a part of, or incorporating it by reference into, this prospectus.

RISK FACTORS
     Before you accept our common stock as all or part of the purchase price for our acquisition of your business, securities, or assets, you should carefully consider the risks referenced below and other information in this prospectus. Based on the information currently known to us, we believe that the following information identifies all known material risk factors relating to our business and the acquisition of our common stock. Risks and uncertainties are not limited to those set forth in the risk factors referenced below, however. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than those risk factors may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks.
     This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including the risks faced by us referenced below and elsewhere in this prospectus. See “Forward-Looking Statements.”
Risks Relating to Our Business
     For a discussion of risks related to our business and operations, please see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2009 and “Management’s Discussion and Analysis” in our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2010, which are incorporated by reference in this prospectus, as well as similar disclosures contained in our filings with the SEC subsequent to the date of this prospectus.
DESCRIPTION OF CAPITAL STOCK
General
     As of June 15, 2010, the authorized capital stock of ITW consists of 700,000,000 shares of common stock, par value $0.01 per share, and 300,000 shares of preferred stock, no par value. As of June 15, 2010, there were 503,505,054 shares of common stock issued and outstanding. No preferred stock is issued and outstanding.
Common Stock
     Holders of common stock are entitled to one vote for each share held of record, in person or by proxy, at all meetings of the stockholders and on all propositions presented to such meetings (other than the election of any directors who may be elected by vote of the preferred stock voting as a class). The common stock does not entitle holders to cumulative voting rights in the election of directors. Holders of common stock do not have preemptive rights.
     All outstanding shares of common stock are fully paid and nonassessable. Dividends may be paid on the common stock when and if declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution, or winding up of the affairs of ITW, its assets remaining, after provision for payment of creditors and holders of any preferred stock, are distributable pro rata among holders of its common stock.
     The common stock is listed and traded on the NYSE. The transfer agent and registrar of the common stock is Computershare Investor Services LLC, Canton, Massachusetts.
Preferred Stock
     ITW’s preferred stock is issuable in series. The preferred stock is senior to the common stock, both as to payment of dividends and distribution of assets. The designation, preferences and rights of each series may be established by the Board of Directors, including voting rights, dividends, redemption features, payments on liquidation and sinking fund provisions, if any. The preferred stock may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital or to finance acquisitions. The preferred stock also could be issued to persons friendly to current management with terms that could render more difficult or discourage attempts to gain control of ITW by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of current management. The preferred stock also could be used to dilute the stock ownership of persons seeking to obtain control of ITW.
Special Charter and Bylaw Provisions
     ITW’s Restated Certificate of Incorporation, as amended, and its By-Laws, as amended and restated, contain provisions that could render more difficult a merger, tender offer, proxy contest or attempt to gain control of the Board of Directors, or that could dilute the voting control of a holder of a large block of stock. The Restated Certificate of Incorporation, as amended, provides that an affirmative vote of the holders of not less than two-thirds of the outstanding shares of capital stock entitled to vote for directors is required to approve mergers or consolidations between ITW (or its subsidiaries) and a Substantial Stockholder, transfers of a substantial amount of assets or stock from ITW to a Substantial Stockholder or vice versa, adoption of a Substantial Stockholder’s proposal to dissolve ITW, or any transaction relating to ITW’s stock that results in a Substantial Stockholder’s proportionate share being increased.
     The Restated Certificate of Incorporation, as amended, also requires the approval of the foregoing transactions by the holders of at least a majority of the outstanding shares of capital stock entitled to vote for directors, excluding those shares owned by a Substantial Stockholder. The special voting requirements do not apply to (i) transactions approved by not less than two-thirds of ITW’s Board of Directors who are not affiliates or associates of a Substantial Stockholder, (ii) transactions approved by the Board of Directors prior to such time as the Substantial Stockholder became a Substantial Stockholder, (iii) transactions between ITW and its majority-owned subsidiaries, or (iv) transactions in which a minimum price is received by ITW stockholders. A Substantial Stockholder is defined in the Restated Certificate of Incorporation, as amended, as a beneficial owner of more than 10% of the capital stock of ITW entitled to vote for directors, excluding shares owned on March 2, 1984.
     The Restated Certificate of Incorporation, as amended, also prohibits stockholder action by written consent, permits only the Board of Directors to fill vacancies on the Board, whether created by an increase in the number of directors or otherwise, and permits special meetings of stockholders to be called only by the chairman, the president or a majority of the board of directors. The affirmative vote of at least two-thirds of the voting power of ITW, and if there is a Substantial Stockholder, the holders of a majority of the voting power (other than that of the Substantial Stockholder), is required to approve any amendment to, or repeal of, any of the foregoing provisions.
PLAN OF DISTRIBUTION
     This prospectus relates to shares of common stock that we may offer and issue from time to time in connection with future acquisitions of other businesses, assets or securities by us or our subsidiaries. We will determine the amount and type of consideration to be offered and the other specific terms of each acquisition by us or our subsidiaries following negotiation with the owners or controlling persons of the businesses, assets or securities to be acquired. The consideration for any such acquisition may consist of shares of our common stock or a combination of common stock, cash, debt or other securities (which may be convertible into shares of common stock covered by this prospectus) or assumption of liabilities. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries.
     We expect that the shares of common stock issued in connection with these transactions will be valued at a price reasonably related to the market value of our common stock either at the time an agreement is reached regarding the terms of the acquisition, at the time we issue the shares, or during some other negotiated period.
     This prospectus may be supplemented to furnish the information necessary for a particular negotiated transaction and the registration statement of which this prospectus is a part will be amended or supplemented, as required, to supply information concerning an acquisition.

     We will pay all expenses of this offering. We will not pay underwriting discounts or commissions in connection with issuing these shares, although we may pay finder’s or investment banker fees in specific acquisitions. Any person receiving a finder’s fee may be deemed an underwriter within the meaning of the Securities Act.
     In an effort to maintain an orderly market in our securities or for other reasons, we may negotiate agreements with persons receiving common stock covered by this prospectus that will limit the number of shares that they may sell at specified intervals. These agreements may be more or less restrictive than restrictions on sales made under the exemption from registration requirements of the Securities Act, including the requirements under Rule 144 or Rule 145(d), and the persons party to these agreements may not otherwise be subject to the Securities Act requirements. We anticipate that negotiated agreements generally will be of limited duration and will permit the recipients of securities issued in connection with acquisitions to sell up to a specified number of shares per week or business day or days. We may also determine to waive any such agreements without public notice.
RESALES OF COMMON STOCK
     Persons to whom we issue our common stock may want to resell those shares in distributions that would require the delivery of a prospectus. With our consent, this prospectus may be used by selling stockholders, and any transferees or successors-in-interest to those persons, who from time to time offer and sell some or all of the shares covered by this prospectus. We may limit our consent to a specified period and subject our consent to certain limitations and conditions, which may vary by agreement.
     Resales by selling stockholders may be made directly to investors or through a securities firm acting as an underwriter, broker or dealer. When resales are made through a securities firm, the selling stockholder may engage that securities firm to act as the selling stockholder’s agent in the resale, or the securities firm may purchase shares from the selling stockholders as principal and thereafter resell those shares from time to time. The fees earned by or paid to such securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts, to the extent permissible. In addition, such securities firm may effect resales through other securities dealers, and customary commissions or concessions to those dealers may be allowed. Resales may be at negotiated, fixed or market prices or at prices related to prevailing market prices. Any resales may be made on the NYSE, in the over-the-counter market, by block trade, in special or other offerings, directly to investors or through a securities firm acting as agent or principal, or through a combination of these methods. Any participating securities firm may be indemnified against certain liabilities, including liabilities under the Securities Act. Any participating securities firm may be deemed to be an underwriter within the meaning of the Securities Act, and any commissions earned by that securities firm may be deemed to be underwriting discounts or commissions under the Securities Act.
     In connection with resales of the shares sold under this prospectus and if required by the Securities Act and the SEC rules, a prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part will be filed under the Securities Act identifying any selling stockholder, any participating securities firm, the number of shares involved, any material relationship a selling stockholder may have with us or our affiliates within the past three years, and other details of such resale to the extent appropriate. Information concerning the selling stockholders will be obtained from the selling stockholders.
     Selling stockholders may also offer shares of stock issued in past and future acquisitions by means of prospectuses under other available registration statements or pursuant to exemptions from the registration requirements of the Securities Act, including sales that meet the requirements of Rule 144 or Rule 145(d) under the Securities Act. Selling stockholders should seek the advice of their own counsel about the legal requirements for such sales.

LEGAL MATTERS
     Certain legal matters with respect to the validity of the common stock offered hereby have been passed upon for us by Janet O. Love, Esq. (or other senior general counsel as may be designated by us). Ms. Love, in her capacity as Associate General Counsel and Assistant Secretary, is a participant or is eligible to participate in various of our employee benefit and incentive plans, including our stock incentive plan, offered to employees. As of June 15, 2010, Ms. Love beneficially owns 2,000 shares of our common stock.
EXPERTS
     The financial statements incorporated in this prospectus by reference as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009, and the effectiveness of Illinois Tool Works Inc.’s internal control over financial reporting as of December 31, 2009 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers.
     Section 102(b) (7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation, in its certificate of incorporation, to limit or eliminate the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. The provisions of Article Thirteenth of the Registrant’s Restated Certificate of Incorporation eliminate the personal liability of directors of the Registrant to the extent set forth in the DGCL.
     Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers against expenses (including attorneys’ fees actually and reasonably incurred), judgments, fines and settlements, in connection with any action, suit or proceeding (other than derivative actions), whether civil, criminal, administrative or investigative, if it is determined that such person acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, had no reasonable cause to believe that his or her conduct was unlawful. In a derivative action brought by or in the right of the corporation, the DGCL permits indemnification of any such person if he or she acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation, but no indemnification may be given where such person has been found to be liable to the corporation unless (and only to the extent that) a court determines that despite such finding of liability, such person is fairly and reasonably entitled to indemnification against such expenses which the court deems proper. Article V of the Registrant’s By-Laws provides for indemnification of the Registrant’s directors and officers to the fullest extent permitted by the DGCL. Article V further permits the Registrant to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the DGCL.
     The Registrant’s directors and officers are covered by insurance policies directly insuring them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.
Item 21. Exhibits and Financial Statement Schedules
(a)	Exhibits
     See “Exhibit Index” following the signature pages and incorporated by reference.
Item 22. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:
     The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
     (d) The undersigned Registrant hereby undertakes as follows:
     (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form; and
     (2) that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
     (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Glenview, State of Illinois, on this 18th day of June, 2010.

ILLINOIS TOOL WORKS INC.
By:	/s/ James H. Wooten, Jr.
	Name:	James H. Wooten, Jr.
	Title:	Senior Vice President, General Counsel & Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on this 18th day of June, 2010.

Signature	Title

*	Chairman & Chief Executive Officer & Director
David B. Speer	(Principal Executive Officer)

*	Senior Vice President & Chief Financial Officer
Ronald D. Kropp	(Principal Financial Officer)

*	Vice President & Chief Accounting Officer
Randall J. Scheuneman	(Principal Accounting Officer)

*	Director
Marvin D. Brailsford

*	Director
Susan Crown

*	Director
Don H. Davis, Jr.

*	Director
Robert C. McCormack

*	Director
Robert S. Morrison

Signature	Title

*	Director
James A. Skinner

*	Director
David B. Smith, Jr.

*	Director
Pamela B. Strobel

* By:	/s/ James H. Wooten, Jr.
James H. Wooten, Jr.
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Restated Certificate of Incorporation of Illinois Tool Works Inc., filed as Exhibit 3(a) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006 (Commission File No. 1-4797) and incorporated herein by reference.

3.2	By-laws of Illinois Tools Works Inc., amended and restated as of May 7, 2010, filed as Exhibit 3 to the Company’s Current Report on Form 8-K filed on May 12, 2010 and incorporated herein by reference.

5.1**	Opinion of Janet O. Love, Esq.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2**	Consent of Janet O. Love, Esq. (contained in opinion filed as Exhibit 5.1).

24.1**	Powers of Attorney (included on signature page of the initial filing of this Registration Statement on Form S-4 (No. 333-163547), filed with the Securities and Exchange Commission on December 7, 2009).

*	Filed herewith.

**	Previously filed.